As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not Required
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

367 SYNGROU AVENUE

175 64 P. FALIRO

ATHENS, GREECE

011 30 210 94 07710-2

(Address and telephone number of Registrant’s principal executive offices)

EMMANUEL G. PANTELIDES

MARINE SERVICES CORPORATION

46 TRINITY PLACE

NEW YORK, NEW YORK 10006

(212) 269-1426

(Name, address and telephone number of agent for service)

Copies to:

STEPHEN P. FARRELL MORGAN, LEWIS & BOCKIUS LLP 101 PARK AVENUE NEW YORK, NEW YORK 10178 (212) 309-6000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	I.R.S. Employee Identification No.	Primary Standard Industrial Classification Code No.
Oak Shipping Company Ltd.	Liberia	N/A	4412
Romeo Shipping Company Limited	Liberia	N/A	4412
Juliet Shipping Company Limited	Liberia	N/A	4412
Rigoletto Shipping Company Limited	Liberia	N/A	4412
Figaro Shipping Company Limited	Liberia	N/A	4412
Soumelia Marine Company Limited	Cyprus	N/A	4412
Dimena Shipping Company Limited	Cyprus	N/A	4412
Grevia Marine Company Ltd.	Cyprus	N/A	4412
Noble Shipping Enterprises Ltd.	Liberia	N/A	4412
Seaport Shipping Corp.	Liberia	N/A	4412
Kingsbridge Shipping Company Ltd.	Liberia	N/A	4412
Azimuth Shipping Company Ltd.	Liberia	N/A	4412
Malgara Marine Company Limited	Cyprus	N/A	4412
Horizana Shipping Company Ltd.	Malta	N/A	4412
Fortitude Shipping Company Ltd.	Malta	N/A	4412
Klera Navigation Company Limited	Cyprus	N/A	4412
Divino Maritime Company Limited	Cyprus	N/A	4412
Estoril Maritime Company Limited	Cyprus	N/A	4412
Jersey Shipping Company Ltd.	Liberia	N/A	4412
Annapolis Shipping Company Limited	Liberia	N/A	4412
Essex Shipping Company Ltd.	Liberia	N/A	4412
Bosphorus Shipping Company Ltd.	Liberia	N/A	4412
Status Fame S.A.	Panama	N/A	4412
Magnum Faith S.A.	Panama	N/A	4412
Ergo Glory S.A.	Panama	N/A	4412
Sea Mayfair S.A.	Panama	N/A	4412
Oceana Shipping Company Ltd.	Liberia	N/A	4412
Mediterranean Fame S.A.	Panama	N/A	4412
World Excellence S.A.	Panama	N/A	4412
Oceanic Honour S.A.	Panama	N/A	4412
Apollo Glory S.A.	Panama	N/A	4412
Apollo Excellence S.A.	Panama	N/A	4412
Activity Excellence S.A.	Panama	N/A	4412
Worldwide Overseas S.A.	Panama	N/A	4412

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM AGGREGATE PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE

Common Shares, $1.00 par value per share(3)
Preferred Shares, $1.00 par value per share(4)
Warrants(5)
Debt Securities(6)
Purchase Contracts(7) Units(8) Total			$150,000,000	$12,135

(1)	Not required to be included pursuant to General Instruction II(C) of Form F-3.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Tsakos Energy Navigation Limited from time to time pursuant to this registration statement exceed $150,000,000.

(3)	Subject to footnote (2), there is being registered hereunder an indeterminate number of common shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of common shares as may from time to time be issued upon conversion of convertible debt securities and convertible preferred shares and upon exercise of warrants, which may be sold hereunder.

(4)	Subject to footnote (2), there is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of preferred shares as may from time to time be issued upon conversion of convertible debt securities and upon exercise of warrants, which may be sold hereunder.

(5)	Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices representing rights to purchase certain of the common shares, preferred shares and debt securities registered hereunder.

(6)	Subject to footnote (2), there is being registered hereunder an indeterminate principal amount of debt securities as may from time to time be sold at indeterminate prices hereunder. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000.

(7)	Subject to footnote (2), there is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.

(8)	Subject to footnote (2), there is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of the securities being registered hereunder.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2003

PROSPECTUS

$150,000,000

TSAKOS ENERGY NAVIGATION LIMITED

COMMON SHARES

PREFERRED SHARES

WARRANTS

DEBT SECURITIES

PURCHASE CONTRACTS

UNITS

We may offer common shares, preferred shares, warrants, debt securities, purchase contracts or units from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by this prospectus will have an aggregate public offering price of up to $150,000,000.

We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “TNP” and on the Oslo Børs under the symbol “TEN.”

Our principal offices are located at 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece. Our telephone number at such address is 011 30 210 94 07710-2.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2003.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events, including:

—	general economic and business conditions;

—	global and regional political conditions;

—	acts of terrorism and other hostilities;

—	availability of and demand for crude oil and petroleum products;

—	demand for crude oil and petroleum product substitutes;

—	actions taken by OPEC and major oil producers and refiners;

—	competition in the marine transportation industry;

—	developments in international trade;

—	international trade sanctions;

—	changes in seaborne and other transportation patterns;

—	our ability to find new charters for our vessels at attractive rates;

—	capital expenditures;

—	meeting our requirements with customers; and

—	tanker supply and demand.

The words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions and all forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect our future financial results are discussed more fully under “Key Information — Risk Factors” in our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2003 and in our other filings with the SEC. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in the accompanying prospectus supplement before investing in any securities that may be offered.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Bermuda company and our subsidiaries are organized under the laws of Cyprus, Liberia, Panama or Malta. Most of our directors and executive officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our subsidiaries or our directors and officers or to realize against them judgments obtained in the United States courts. In addition, you should not assume that courts in countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located:

•	would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon civil liabilities provisions of applicable U.S. federal and state securities laws; or

•	would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Tsakos Energy Navigation Limited and all material terms of the offered securities that are known as of the date of this prospectus. When we use the words “the Company”, “we”, “us”, “ours” and “our”, we are referring to Tsakos Energy Navigation Limited. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” for information about us, including our financial statements.

Tsakos Energy Navigation Limited

Tsakos Energy Navigation Limited owns a fleet of modern tankers providing world-wide marine transportation services for national, major and other independent oil companies and refiners under long, medium and short-term charters. We believe that we have established a reputation as a safe, cost efficient operator of modern and well-maintained tankers. We also believe that these attributes, together with our strategic focus on meeting our customers’ chartering needs, has contributed to our ability to attract leading charterers as our customers and to our success in obtaining charter renewals.

Our fleet is managed by the Tsakos Group which, through Tsakos Shipping & Trading, S.A., is one of the largest independent tanker managers, based on the number of tankers under management. The Tsakos Group is a group of private companies controlled by members of the Tsakos family and is primarily involved in the management of ships.

Our principal executive office is at 367 Syngrou Avenue, 175 P. Faliro, Athens, Greece, and our telephone number from the United States is 011 30 210 94 07710-2.

The Securities We May Offer

We may use this prospectus to offer up to $150,000,000 of:

•	common shares;

•	preferred shares;

•	warrants;

•	debt securities;

•	purchase contracts; and

•	units.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Common Shares

We may issue our common shares, par value $1.00 per share. Holders of the common shares are entitled to receive dividends when declared by our board of directors. Each holder of common shares is entitled to one vote per share. The holders of common shares have no cumulative voting or preemptive rights.

Preferred Shares

We may issue preferred shares, par value $1.00 per share, the terms of which will be established by our board of directors or a committee designated by the board. Each series of preferred shares will be more fully described in the prospectus supplement that will accompany this prospectus, including the terms of the preferred shares dealing with dividends, redemption provisions, rights in the event of liquidation, dissolution or winding up, voting rights and conversion rights. Generally, each series of preferred shares will rank on an equal basis with each other series of preferred shares and will rank prior to our common shares.

Warrants

We may issue warrants to purchase our debt securities or warrants to purchase our equity securities.

For any particular warrants that we offer, the prospectus supplement will describe the underlying securities into which the warrant is exercisable; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between the Company and one or more warrant agents.

Debt Securities

We may issue senior or subordinated debt securities. Senior debt includes our notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Debt securities may bear interest at a fixed or a floating rate based upon one or more indices.

For any particular debt securities we offer, the prospectus supplement will describe the specific designation; the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the conversion terms, if any; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; any specific covenants applicable to the particular debt securities; and any other specific terms.

The senior and subordinated debt will be issued under separate indentures between us and Wells Fargo Bank Minnesota, National Association, as indenture trustee. For a more detailed description of the features of the debt securities, see “Description of Debt Securities” below. You are also encouraged to read the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.”

General Indenture Provisions that Apply to Senior and Subordinated Debt Securities

•	The indentures allow us and our subsidiaries to merge into or to amalgamate or consolidate with another company, or sell our assets substantially as an entirety to another company, provided that certain conditions are met. If any of these events occur, the other company, if it is the survivor of the merger or amalgamation or the purchaser of the assets, would be required to assume our responsibilities for the debt. Unless the transaction resulted in an event of default, we would be released from all liabilities and obligations under the debt securities when the other company assumed our responsibilities.

•	The indentures provide that holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change certain of our obligations and those of our subsidiaries that guarantee our obligations, as well as your rights concerning those securities. However, changes to the financial terms of a debt security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that debt security consents to the change.

•	We and those of our subsidiaries that guarantee our debt securities may satisfy our obligations on the debt securities or be released from our and their obligations to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the indenture trustee to pay our obligations under the particular securities when due and by satisfying certain other conditions.

•	The indentures govern the actions of the indenture trustee with regard to the debt securities, including when the indenture trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default

The events of default specified in the indentures include:

•	failure to pay principal or premium, if any, when due;

•	failure to pay required interest for 30 days;

•	failure to make a deposit of any sinking fund payment, if any, when due;

•	failure to perform other covenants for 30 days after notice;

•	failure to pay, or the acceleration of, indebtedness in excess of $50 million;

•	certain events of insolvency or bankruptcy, whether voluntary or not; and

•	any other event of default specified in the prospectus supplement.

Remedies

If there were a default, the indenture trustee or the holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities. If there were a default resulting from certain events of bankruptcy, insolvency or reorganization, amounts payable under any debt securities would become immediately due and payable.

Form of Securities

We will generally issue debt securities in book-entry, global form through one or more depositaries, such as The Depository Trust Company. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

Plan of Distribution

We may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will explain the ways we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting any underwriters, dealers or agents.

Ratio of Earnings to Fixed Charges

(Unaudited)

	Nine months Ended September 30,	Years Ended December 31,
	2003	2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges	4.1x	1.0x	2.6x	1.6x	0.9x	1.5x
Dollar Amount (in thousands) of Deficiency in Earnings to Fixed Charges	N/A	N/A	N/A	N/A	$2,442	N/A

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income (loss) before equity income plus interest expensed and amortization of capitalized expenses relating to indebtedness, amortization of capitalized interest and distributed income of equity investees. Fixed charges consist of interest expensed and capitalized and amortization of capitalized expenses relating to indebtedness.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual and periodic reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 20-F for the year ended December 31, 2002, filed with the SEC on June 30, 2003;

•	Current Report on Form 6-K, filed with the SEC on November 14, 2003; and

•	The description of our common stock contained in our registration statement on Form 8-A (filed with the SEC on February 8, 2002).

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Securities and Exchange Commission and certain Reports on Form 6-K that we furnish to the Securities and Exchange Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 P. Faliro

Athens, Greece

Tel. 011 30 210 94 07710-2

Attention: George Saroglou

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	the acquisition of new vessels;

•	additions to working capital; and

•	the repayment of indebtedness.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and our new vessel acquisitions.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of $40 million, divided into 40 million shares, par value $1.00 per share.

Common Shares. As of November 1, 2003, there were 17,169,623 common shares issued and outstanding. Holders of our common shares are entitled to receive dividends when declared by our board of directors. Each holder of common shares is entitled to one vote per share. The holders of common shares have no cumulative voting or preemptive rights.

The following briefly summarizes the material terms of our common shares. You should read the more detailed provisions of our Memorandum of Association and Bye-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.”

Voting rights. Under Bermuda law, except as otherwise provided in the Companies Act 1981 of Bermuda or our Bye-laws, questions brought before a general meeting of shareholders are decided by a majority vote of shareholders present at the meeting. Our Bye-laws provide that, subject to the provisions of the Companies Act 1981 of Bermuda, any question proposed for the consideration of the shareholders will be decided in a general meeting by a simple majority of the votes cast, on a show of hands or on a poll, with each shareholder present (and each person holding proxies for any shareholder) entitled to one vote on a show of hands and one vote on a poll for each common share held by the shareholder, except for special situations where a shareholder has lost the right to vote because he has failed to comply with the terms of a notice requiring him to provide information to the company pursuant to the Bye-laws, or his voting rights have been partly suspended under the Bye-laws as a consequence of becoming an interested person. In addition, a super-majority vote of not less than eighty percent (80%) of the votes cast at the meeting is required to effect the following actions: removal of directors, approval of business combinations with certain “interested” persons and for any alteration to the provisions of the Bye-laws relating to the staggered board, removal of directors and business combinations.

Rights in Liquidation. Under Bermuda law, in the event of liquidation or winding up of a company, after satisfaction in full of all claims of creditors and subject to the preferential rights accorded to any series of preferred shares, the proceeds of the liquidation or winding up are distributed ratably among the holders of the company’s common shares.

Meetings of Shareholders. Under Bermuda law, a company is required to convene at least one general shareholders’ meeting each calendar year. Bermuda law provides that a special general meeting may be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five (5) days’ advance notice of a general meeting but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our Bye-laws, we must give each shareholder at least ten (10) days’ notice of the annual general meeting and of any special general meeting.

Under Bermuda law, the number of shareholders constituting a quorum at any general meeting of shareholders is determined by the Bye-laws of a company. Our Bye-laws provide that the presence in person or by proxy of two shareholders constitutes a quorum; but if we have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

Election or removal of directors. Under Bermuda law and our Bye-laws, directors are elected or appointed at the annual general meeting and serve until re-elected or re-appointed or until their successors are elected or appointed, unless they are earlier removed or resign. Our Bye-laws provide for a staggered board of directors, with one-third of the non-executive directors selected each year.

Under Bermuda law and our Bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided the director is served with at least 14 days’ notice. The director has a right to be heard at that meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors.

Amendment of Memorandum of Association. Bermuda law provides that the Memorandum of Association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the Memorandum of Association, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act 1981 of Bermuda, also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. Generally, our Bye-laws may be amended by the directors with the approval of a majority vote of the shareholders in a general meeting. However, a super-majority vote of not less than 80% is required for certain resolutions relating to the variation of class rights, the removal of directors, the approval of business combinations with certain ‘interested persons’ and for any alteration to the provisions of the Bye-laws relating to the staggered board, removal of directors and business combinations.

Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company’s issued share capital or any class of issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the Memorandum of Association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act 1981 of Bermuda. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for the annulment of an amendment of the Memorandum of Association must be made within 21 days after the date on which the resolution altering the company’s memorandum is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. Persons voting in favor of the amendment may make no such application.

Appraisal rights and shareholder suits. Under Bermuda law, in the event of an amalgamation involving a Bermuda company, a shareholder who is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by the board of directors and, except where the amalgamation is between a holding company and one or more of its wholly owned subsidiaries or between two or more wholly owned subsidiaries, by meetings of the holders of shares of each company and of each class of such shares.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s Memorandum of Association or Bye-laws. Further consideration would be given by the Bermuda Court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company’s conduct of affairs in the future or compelling the purchase of the shares by any shareholder, by other shareholders or by the company.

Anti-takeover effects of provisions of our charter documents. Several provisions of our Bye-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these antitakeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in our best interest and (2) the removal of incumbent officers and directors.

Staggered board of directors. Our Bye-laws provide for a staggered board of directors with one-third of our non-executive directors being selected each year. This staggered board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Transactions involving certain business combinations. Our Bye-laws prohibit the consummation of any business combination involving us and any interested person, unless the transaction is approved by a vote of a super-majority of 80% of those present and voting at a general meeting of our shareholders. However, such super-majority vote will not be required if all of the following conditions are satisfied:

•	the ratio of (i) the aggregate amount of cash and the fair market value of other consideration to be received per share in the business combination by holders of shares other than the interested person involved in the business combination, to (ii) the market price per share immediately prior to the announcement of the proposed business combination is at least as great as the ratio of (iii) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees), which the interested person has theretofore paid in acquiring any share prior to the business combination, to (iv) the market price per share immediately prior to the initial acquisition by the interested person of any shares;

•	the aggregate amount of the cash and the fair market value of other consideration to be received per share in the business combination by holders of shares other than the interested person involved in the business combination (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested person in acquiring any shares, and (ii) is not less than the consolidated earnings per share of our company for our four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on the business combination multiplied by the then price/earnings multiple (if any) of the interested person as customarily computed and reported in the financial community;

•	the consideration (if any) to be received in the business combination by holders of shares other than the interested person involved shall be, except to the extent that a shareholder agrees otherwise as to all or part of the shares which the shareholder owns, in the same form and of the same kind as the consideration paid by the interested person in acquiring shares already owned by it;

•

after the interested person became an interested person and prior to the consummation of the business combination: (i) such interested person shall have taken steps to ensure that the board includes at all times representation by continuing directors proportionate in number to the ratio that the number of shares carrying voting rights in our company from time to time owned by shareholders who are not interested persons bears to all shares carrying voting rights in our company outstanding at the time in question (with a continuing director to occupy any resulting fractional position among the directors); (ii) the interested person shall not have acquired from us or any subsidiary of ours directly or indirectly, any shares (except (x) upon conversion of convertible securities acquired by it prior to becoming an interested person, or (y) as a result of a pro rata share dividend, stock split or division or subdivision of shares, or (z) in a transaction consummated on or after June 7, 2001 and which satisfied all requirements of our Bye-laws); (iii) the interested person shall not have acquired any additional shares, or rights over shares, carrying voting rights or securities convertible into exchangeable for shares, or rights over shares, carrying voting rights except as a part of the transaction which resulted in the interested person becoming an interested person; and (iv) the interested person shall not have (x) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us or any subsidiary of ours, or (y) made any major change in our business or equity capital structure or entered into any contract, arrangement or understanding with us except any change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the continuing directors; and

•	a proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all holders of shares carrying voting rights for the purpose of soliciting the approval of shareholders for the business combination. The proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the adequacy (or inadequacy) of the terms of the business combination from the point of view of the holders of shares carrying voting rights other than any interested person (the investment banking firm to be selected by a majority of the continuing directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by us of the opinion).

For purposes of this provision, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder, and an “interested person” is any person or entity that beneficially owns 15% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity. “Continuing directors” means directors who have been elected before June 7, 2001 or designated as continuing directors by the majority of the then existing directors.

Consequences of becoming an interested person. Our Bye-Laws provide that, at any time a person acquires or becomes the beneficial owner of 15% or more of our voting shares, which we refer to as the “threshold”, then the person will not be entitled to exercise voting rights for the number of common shares in excess of the threshold he holds or beneficially owns. This disability applies to any general meeting of our company as to which the record date or scheduled meeting date falls within a period of five years from the date such person acquired beneficial ownership of a number of common shares in excess of the threshold.

The above restrictions do not apply to us, our subsidiaries or to:

•	any person who on June 7, 2001 was the holder or beneficial owner of a number of shares carrying voting rights that exceeded the threshold and who continues at all times after June 7, 2001 to hold shares in excess of the threshold; and

•	any person whose acquisition of a number of shares exceeding the threshold has been approved by (1) a majority of 80% of those present and voting at a general meeting or (2) by a resolution adopted by the continuing directors, followed by a resolution adopted by a shareholder vote in excess of 50% of the voting shares not owned by such interested person.

Transfer Agent and Registrar. The Bank of New York serves as transfer agent and registrar for our common shares.

Preferred Shares. Under our Bye-laws, our board of directors has the authority to issue preferred shares in one or more series, and to establish the terms and preferences of the shares of each series. The terms of any preferred shares we issue will be set forth in a prospectus supplement. Holders of each series of preferred shares will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred shares. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred shares will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred shares, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior in relation to preferred shares in liquidation, including common shares. As of November 1, 2003, there were no preferred shares outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

In this section, references to “holders” mean those who own debt securities registered in their own names on the books that Tsakos Energy Navigation Limited or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled Book-Entry Procedures and Settlement.

General

The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indenture trustee under each of the senior debt indenture and the subordinated debt indenture will be Wells Fargo Bank Minnesota, National Association. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information”, or by contacting the applicable indenture trustee.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	whether the debt is senior or subordinated;

•	whether the debt is guaranteed by our subsidiaries and whether those guarantees are secured and, if so, the collateral securing the guarantees;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at the option of the Company;

•	any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal income tax consequences, if material;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing of the debt securities on a securities exchange; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.”

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities;

•	any subsidiary guarantees of the subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Amalgamation and Sale of Assets. We may not, in a single transaction or a series of related transactions:

•	consolidate, amalgamate or merge with or into any other person or permit any other person to consolidate, amalgamate or merge with or into us; or

•	directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

Amalgamation and Sale of Assets by our subsidiaries that may guarantee our debt securities.    Where the terms of any debt securities we may issue provide, no subsidiary that guarantees our debt may:

•	consolidate or amalgamate or merge with or into any other person (other than us or another subsidiary that guarantees our debt); or

•	directly or indirectly transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than to us or to another subsidiary that guarantees our debt), unless, in either such case:

•	the entity formed by such consolidation or into which such subsidiary amalgamates or merges, or which acquires by transfer, sale or lease the properties and assets of such subsidiary substantially as an entirety, is organized under the laws of the United States or any state thereof or the District of Columbia, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of such subisidiary’s obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

Other Covenants. In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

•	our ability to incur indebtedness;

•	our ability to pay dividends, to repurchase or redeem our capital stock;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	our ability to enter into sale and leaseback transactions.

Modification of the Indentures

Under the indentures, we and the relevant indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

•	cure ambiguities, defects or inconsistencies;

•	comply with the covenant described under “Amalgamation and Sale of Assets”;

•	add to our covenants or to those of our subsidiaries who may guarantee the debt securities for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us or our subsidiaries;

•	add any additional events of default for the benefit of the holders of all or a series of debt securities;

•	establish the form or terms of debt securities of any series;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add additional guarantors of the debt securities;

•	secure the debt securities;

•	to evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor;

•	to make provisions with respect to conversion rights, if any;

•	to add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

•	appoint a successor indenture trustee under either indenture;

•	add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

•	to conform any provision of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of debt securities under the indentures.

We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	extend the fixed maturity of any such debt securities;

•	reduce the rate or change the time of payment of interest on such debt securities;

•	reduce the principal amount of such securities or the premium, if any, on such debt securities;

•	change or waive the redemption provisions of such debt securities;

•	change any obligation of ours to pay additional amounts;

•	change any obligation of ours to maintain an office or agency;

•	reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

•	adversely affect the ranking on such debt securities;

•	adversely affect the right, if any, to convert such debt securities;

•	adversely affect the right of repayment or repurchase at the option of the holder;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment on such debt securities;

•	reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

•	with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities or any guarantees of our subsidiaries, in a manner which adversely affects the holders.

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

•	our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

•	a breach by us, or by our subsidiaries that may guarantee our debt securities, of the covenant with respect to amalgamation and sale of assets;

•	our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $50,000,000;

•	a finding that a guarantee of our debt securities by any of our subsidiaries is unenforceable or invalid; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under the indentures and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Defeasance

After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for Federal income tax purposes, we may elect to have our obligations and those of any guarantors of our obligations under the applicable indenture and any guarantees discharged with respect to the outstanding debt securities of any series (“defeasance and discharge”). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the indenture trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Consent to Jurisdiction and Service

The indentures provide that we and each of our subsidiaries that guaranty our debt securities will appoint Marine Services Corporation, 46 Trinity Place, New York, New York 10006 as their agent for actions arising out of or relating to the applicable indenture, the debt securities or the related guarantees brought under Federal or state securities laws in any Federal or state court located in New York, New York and will submit to such jurisdiction. If for any reason Marine Services Corporation is unable to serve in such capacity, we will appoint another agent reasonably satisfactory to the indenture trustee.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the indenture trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the indenture trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Transfer and Exchange

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the indenture trustee in New York, New York. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORM, EXCHANGE AND TRANSFER

We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than common shares in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common shares in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under Book-Entry Procedures and Settlement.

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•	You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them itself.

•	You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•	If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•	If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common shares are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

In compliance with the guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

All post-effective amendments to the registration statement or any prospectus supplements disclosing actual price and selling terms will be submitted to the NASD by the underwriters at the same time they are filed with the SEC.

These transactions may be effected on the New York Stock Exchange, on the Oslo Børs, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, common shares may be issued upon conversion of or in exchange for debt securities, preferred shares or depositary shares.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Mello Jones & Martin, Hamilton, Bermuda. The validity of the guarantees of our debt securities by our subsidiaries who may guarantee our debt securities is being passed upon for us by Seward & Kissel LLP, Morgan & Morgan, Montanios & Montanios and Fenech & Fenech. Certain matters of New York law are being passed on by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tsakos Energy Navigation Limited as of December 31, 2002 and for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of Ernst & Young, independent auditors, and upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements of Tsakos Energy Navigation Limited as of December 31, 2001 and for each of the years in the two year period ended December 31, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of Arthur Andersen, independent auditors, and upon the authority of that firm as experts in accounting and auditing.

On May 30, 2002, we dismissed Arthur Andersen as our independent auditors. On August 31, 2002, Arthur Andersen LLP, an affiliate of Arthur Andersen, ceased practicing before the SEC. The reports of Arthur Andersen on the Company’s financial statements at December 31, 2001 and for the years ended December 31, 2000 and 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2000 and 2001, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the years ended December 31, 2000 and 2001, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

At the same time the Company dismissed Arthur Andersen as its auditors, it engaged Ernst & Young to act as its independent auditors as successor to Arthur Andersen. During the year ended December 31, 2001 and the subsequent interim period to May 30, 2002, the Company did not consult with Ernst & Young regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The action to dismiss Arthur Andersen as the Company’s independent auditors and to replace them with Ernst & Young was taken by the board of directors on the recommendation of its audit committee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bye-laws provide that its directors and officers and former directors and officers shall be indemnified to the fullest extent permitted by The Companies Act of Bermuda 1981, as amended from time to time, and provides for advances to any indemnified director or officer of expenses in connection with actual proceedings and claims arising out of their status as our director or officer. The Company also maintains a directors’ and officers’ liability insurance policy on behalf of its directors and officers.

ITEM 9. EXHIBITS

The Exhibit Index beginning on page II-13 is hereby incorporated by reference.

ITEM 10. UNDERTAKINGS

A.    Tsakos Energy Navigation Limited hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Tsakos Energy Navigation Limited pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph A(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Tsakos Energy Navigation Limited pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

B.    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Tsakos Energy Navigation Limited’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the Registrants pursuant to the provisions described in Item 8, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.    The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

TSAKOS ENERGY NAVIGATION LIMITED

/s/ NIKOLAS P. TSAKOS

By: Nikolas P. Tsakos Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nikolas P. Tsakos, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ D. JOHN STAVROPOULOS D. John Stavropoulos	Chairman of the Board of Directors	November 14, 2003

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2003

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	Chief Operating Officer and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary	November 14, 2003

/s/ PAUL DURHAM Paul Durham	Chief Accounting Officer and Finance Director (Principal Financial and Accounting Officer)	November 14, 2003

/s/ MICHAEL G. JOLLIFFE Michael G. Jolliffe	Deputy Chairman of the Board of Directors	November 14, 2003

/s/ TORBEN JANHOLT Torben Janholt	Director	November 14, 2003

/s/ PETER NICHOLSON Peter Nicholson	Director	November 14, 2003

/s/ ANGELOS PLAKOPITAS Angelos Plakopitas	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

OAK SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ROMEO SHIPPING COMPANY LIMITED

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

JULIET SHIPPING COMPANY LIMITED

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

RIGOLETTO SHIPPING COMPANY LIMITED

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

FIGARO SHIPPING COMPANY LIMITED

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

SOUMELIA MARINE COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS
Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

DIMENA SHIPPING COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS
Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ LEONTIOS HATZIMICHALIS Leontios Hatzimichalis	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

GREVIA MARINE COMPANY LTD.

By:	/s/ NIKOLAS P. TSAKOS
Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS	Director	November 14, 2003
Nikolas P. Tsakos

/s/ LEONTIOS HATZIMICHALIS	Director	November 14, 2003
Leontios Hatzimichalis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ Emmanuel G. Pantelides

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

NOBLE SHIPPING ENTERPRISES LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

SEAPORT SHIPPING CORP.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

KINGSBRIDGE SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

AZIMUTH SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

MALGARA MARINE COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS

Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

HORIZANA SHIPPING COMPANY LTD.

By:	/s/ EMMANUEL G. PANTELIDES

Name: Emmanuel G. Pantelides Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

FORTITUDE SHIPPING COMPANY LTD.

By:	/s/ EMMANUEL G. PANTELIDES

Name: Emmanuel G. Pantelides Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

KLERA NAVIGATION COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS

Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ LEONTIOS HATZIMICHALIS Leontios Hatzimichalis	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

DIVINO MARITIME COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS

Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ LEONTIOS HATZIMICHALIS Leontios Hatzimichalis	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ESTORIL MARITIME COMPANY LIMITED

By:	/s/ NIKOLAS P. TSAKOS

Name: Nikolas P. Tsakos Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NIKOLAS P. TSAKOS Nikolas P. Tsakos	Director	November 14, 2003

/s/ LEONTIOS HATZIMICHALIS Leontios Hatzimichalis	Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

JERSEY SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ANNAPOLIS SHIPPING COMPANY LIMITED

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ESSEX SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ DIMITRIS PANAGOPOULOS Dimitris Panagopoulos	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

BOSPHORUS SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Secretary and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

STATUS FAME S.A.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

MAGNUM FAITH S.A.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ERGO GLORY S.A.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

SEA MAYFAIR S.A.

By:	/s/ GEORGE V. SAROGLOU

Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES

Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

OCEANA SHIPPING COMPANY LTD.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Secretary and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

MEDITERRANEAN FAME S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

WORLD EXCELLENCE S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU George V. Saroglou	President and Director	November 14, 2003

/s/ EMMANUEL G. PANTELIDES Emmanuel G. Pantelides	Vice-President and Director	November 14, 2003

/s/ ATHANASIOS KORVESIS Athanasios Korvesis	Secretary, Treasurer and Director	November 14, 2003

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

OCEANIC HONOUR S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Vice-President and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Secretary, Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

APOLLO GLORY S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Vice-President and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Secretary, Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

APOLLO EXCELLENCE S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Vice-President and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Secretary, Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

ACTIVITY EXCELLENCE S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Vice-President and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Secretary, Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on November 14, 2003.

WORLDWIDE OVERSEAS S.A.

By:	/s/ GEORGE V. SAROGLOU
Name: George V. Saroglou Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE V. SAROGLOU	President and Director	November 14, 2003
George V. Saroglou

/s/ EMMANUEL G. PANTELIDES	Vice-President and Director	November 14, 2003
Emmanuel G. Pantelides

/s/ ATHANASIOS KORVESIS	Secretary, Treasurer and Director	November 14, 2003
Athanasios Korvesis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned registrant, has signed this Registration Statement on November 14, 2003.

/s/ EMMANUEL G. PANTELIDES
Emmanuel G. Pantelides

INDEX TO EXHIBITS

Page
Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.1	Form of senior indenture between Tsakos Energy Navigation Limited and Wells Fargo Bank Minnesota, National Association, as trustee, with respect to the senior debt securities of Tsakos Energy Navigation Limited.

4.2	Form of subordinated indenture between Tsakos Energy Navigation Limited and Wells Fargo Bank Minnesota, National Association, as trustee, with respect to the subordinated debt securities of Tsakos Energy Navigation Limited.

4.3	Form of warrant agreement (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.4	Form of senior debt security of Tsakos Energy Navigation Limited (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.5	Form of subordinated debt security of Tsakos Energy Navigation Limited (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.6	Specimen preferred share certificate (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.7	Certificate of Designations (to be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference).

4.8	Form of Guarantee for senior debt securities (included in Exhibit 4.1).

4.9	Form of Guarantee for subordinated debt securities (included in Exhibit 4.2).

4.10	Form of warrant (included in Exhibit 4.3).

5.1	Opinion of Mello Jones & Martin.

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INDEX TO EXHIBITS

Page
Exhibit No.	Description
5.2	Opinion of Seward & Kissel LLP.

5.3	Opinion of Morgan & Morgan.

5.4	Opinion of Fenech & Fenech.

5.5	Opinion of Montanios & Montanios.

12.1	Statement re: computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young.

23.2	Information Regarding Consent of Arthur Andersen LLP.

23.3	Consent of Mello Jones & Martin (included in Exhibit 5.1).

23.4	Consent of Seward & Kissel LLP (included in Exhibit 5.2).

23.5	Consent of Morgan & Morgan (included in Exhibit 5.3).

23.6	Consent of Fenech & Fenech (included in Exhibit 5.4).

23.7	Consent of Montanios & Montanios (included in Exhibit 5.5).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of Wells Fargo Bank Minnesota, National Association with respect to the senior debt securities.

25.2	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of Wells Fargo Bank Minnesota, National Association with respect to the subordinated debt securities.

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